 Exhibit 4.6

MASTER AGREEMENT

This master agreement (the “Master”) is effective as of 24 January 2013

BETWEEN:

(1)

SCORPIO TANKERS INC., a company incorporated under the laws of The Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“STNG”) on its own account and as agent for and on behalf of each of its existing wholly owned subsidiaries (as set out in Schedule 1) (“SPVs”) as well as any future vessel owning subsidiaries wholly owned by STNG (“Future SPVs”) (the SPVs and Future SPVs jointly referred to as the “STNG SPVs”);

(2)	SCORPIO COMMERCIAL MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (“SCM”); and

(3)	SCORPIO SHIP MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (“SSM”);

(each a “Party” and together the “Parties”).

WHEREAS:

(1)

The STNG SPVs: (i) control a number of vessels already on the water; (ii) will control vessels to be delivered from Hyundai Mipo Dockyard of South Korea or other shipyards; and (iii) may in the future control vessels purchased or chartered in from third parties (together the “Vessels”). References to “control” or “controlled” herein means owned or chartered.

(2)	SSM and SCM provide technical and commercial management services (respectively). The Vessels require technical and/or commercial management services from SSM and/or SCM (respectively).

(3)	The relevant SPVs, SSM and SCM have previously entered into various technical and commercial management agreements, as amended and supplemented from time to time (“Management Agreements”).

(4)	The Parties have agreed on a standard set of terms for technical and commercial management services, which shall be applicable to all Vessels.

(5)

The standard set of terms for the commercial management of the Vessels is hereby attached as Annex I (“Standard Commercial Management Terms”) and the standard set of terms for the technical management of the Vessels is hereby attached as Annex II (“Standard Technical Management Terms”). Both the Standard Commercial Management Terms and the Standard Technical Management Terms (together the “Standard Management Terms”) form an integral part of this Master.

(6)	The Standard Management Terms as confirmed and amended by the relevant Confirmation (as defined below) will supersede the Management Agreements.

NOW THEREFORE in consideration of the payment of $1 by each Party to the other, the receipt and sufficiency of which is acknowledged by each IT IS AGREED as follows:

1.	The Standard Management Terms contain the terms and conditions concerning the commercial and/or technical management provided by SCM and SSM respectively, to each Vessel controlled by the STNG SPVs.

2.

All Vessels, existing and future, will be governed by the Standard Commercial Management Terms and/or Standard Technical Management Terms, in each case as amended by the terms detailed in the Confirmation. The entry by a Vessel under management by SCM and/or SSM and any amendments to those terms, will be evidenced by a written confirmation (substantially in the form set out in Schedule 2) executed by and between STNG as agent for and on behalf of the relevant STNG SPV on the one hand and SCM and/or SSM on the other hand (the “Confirmation”).

3.

The management by SCM and/or SSM pursuant to the Standard Management Terms (as applicable) as amended by the terms detailed in the Confirmation shall be effective as of the date prescribed in the Confirmation (the “Effective Date”).

4.

The Standard Management Terms (as applicable) as amended by the terms detailed in the Confirmation will supersede the terms of the Management Agreements as from the Effective Date. For the avoidance of doubt: (i) the Parties agree that the Management Agreements will be terminated as of the Effective Date notwithstanding the applicable duration and notice provisions as provided in the Management Agreements; and (ii) SCM and/or SSM (as applicable) agree to waive any management fees due to them by the SPVs for the period after the Effective Date as provided in the Management Agreements.

5.	This Master may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.	The governing law and dispute resolution provisions in Clause 23 of the Standard Management Terms shall apply to this Master.

7.	No provision of this Master shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Master.

IN WITNESS WHEREOF this Master has been executed the day and year first above written.

Signed by	Luca Forgione	)
For and on behalf of		)
Scorpio Tankers Inc.		)

Signed by	Luca Forgione	)
For and on behalf of		)
Scorpio Tankers Inc.
As agent for and on behalf of each of the STNG SPVs:		)

Signed by	Aldo Poma	)
For and on behalf of		)
Scorpio Commercial Management S.A.M.:		)

Signed by	Francesco Bellusci	)
For and on behalf of		)
Scorpio Ship Management S.A.M.:		)

Schedule 1 – LIST OF SPVs

Number	Entity Name

1	STI Amber Shipping Company Limited, of Marshall Islands

2	STI Beryl Shipping Company Limited, of Marshall Islands

3	STI Duchessa Shipping Company Limited, of Marshall Islands

4	STI Emerald Shipping Company Limited, of Marshall Islands

5	STI Garnet Shipping Company Limited, of Marshall Islands

6	STI Harmony Shipping Company Limited, of Marshall Islands

7	STI Heritage Shipping Company Limited, of Marshall Islands

8	STI Highlander Shipping Company Limited, of Marshall Islands

9	Noemi Shipping Company Limited, of Marshall Islands

10	STI Onyx Shipping Company Limited, of Marshall Islands

11	STI Opera Shipping Company Limited, of Marshall Islands

12	STI Ruby Shipping Company Limited, of Marshall Islands

13	STI Sapphire Shipping Company Limited, of Marshall Islands

14	Senatore Shipping Company Limited, of Marshall Islands

15	STI Spirit Shipping Company Limited, of Marshall Islands

16	STI Topaz Shipping Company Limited, of Marshall Islands

17	Venice Shipping Company Limited, of Marshall Islands

18	STI Chartering and Trading Ltd, of Marshall Islands

Schedule 2 – FORM OF CONFIRMATION TO THE MASTER AGREEMENT DATED [X] JANUARY 2013

VESSEL NAME	VESSEL DETAILS	REGISTERED OWNER OR DISPONENT OWNER	DATE OF ENTRY INTO STNG FLEET	DATE OF ENTRY INTO MANAGEMENT BY [SCM AND/OR SSM] ON [STANDARD COMMERCIAL MANAGEMENT TERMS AND STANDARD TECHNICAL MANAGEMENT TERMS (RESPECTIVELY)] (the “Effective Date”)	NOTES / AMENDMENTS TO STANDARD MANAGEMENT TERMS

Scorpio Tankers Inc. as agent for and on behalf of [insert name of STNG SPV]:
Name:
Position:
Date:

[Scorpio Commercial Management S.A.M.] [if applicable]

Name:
Position:
Date:

[Scorpio Ship Management S.A.M.] [if applicable]

Name:
Position:
Date:

Annex I – STANDARD COMMERCIAL MANAGEMENT TERMS

Printed by BIMCO’s idea

		SHIPMAN 2009 STANDARD SHIP MANAGEMENT AGREEMENT PART I
1.	Place and date of Agreement	2. Date of commencement of Agreement (Cls. 2, 12, 21 and 25)

3.	Owners (name, place of registered office and law of registry) (Cl. 1)	4. Managers (name, place of registered office and law of registry) (Cl. 1)
	(i) Name: As per Confirmation		(i) Name: Scorpio Commercial Management Sam

	(ii) Place of registered office: Trust Company Complex, Ajeltake Road, Ajeltake Island, Majure, Marshall Islands 96960		(ii) Place of registered office: 9 blvd Charles III, MC98000, Monaco, Principality of Monaco

	(iii) Law of registry: Marshall Islands		(iii) Law of registry: Principality of Monaco

5.

The Company (with reference to the ISM/ISPS Codes) (state name and IMO Unique Company Identification number. If the Company is a third party then also state registered office and principal place of business) (Cls. 1 and 9(c)(i))

		6. Technical Management (state “yes” or “no” as agreed) (Cl. 4) No
	(i) Name: Scorpio Ship Management sam

(ii) IMO Unique Company Identification number: 0531141

(iii) Place of registered office: 9 blvd Charles III, MC98000, Monaco, Principality of Monaco

(iv) Principal place of business: Principality of Monaco

		7. Crew Management (state “yes” or “no” as agreed) (Cl. 5(a))
		No

		8. Commercial Management (state “yes” or “no” as agreed) (Cl. 6)
		Yes

9. Chartering Services period (only to be filled in if “yes” stated in Box 8) (Cl.6(a))		10. Crew Insurance arrangements (state “yes” or “no” as agreed)
			(i) Crew Insurances* (Cl. 5(b)): No
Up to twelve (12) months
			(ii) Insurance for persons proceeding to sea on board (Cl. 5(b)(i)): No

			*only to apply if Crew Management (Cl. 5(a)) agreed (see Box 7)

11. Insurance arrangements (state “yes” or “no” as agreed) (Cl. 7) No		12.	Optional insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (Cl. 10(a)(iv))
		n/a

13.	Interest (state rate of interest to apply after due date to outstanding sums) (Cl. 9(a))	14.	Annual management fee (state annual amount) (Cl. 12(a))
n/a		As per Confirmation

15.	Manager’s nominated account (Cl.12(a))	16.	Daily rate (state rate for days in excess of those agreed in budget) (Cl. 12(c))
Beneficiary name and address: Scorpio Commercial Management sum, 9 blvd. Charles III, MC98000 Monaco		n/a

Bank full name and address:		17. Lay-up period / number of months (Cl.12(d))
		n/a
A/C No: IBAN: Swift code:

18.	Minimum contract period (state number of months) (Cl. 21(a))	19.	Management fee on termination (state number of months to apply) (Cl. 22(g))
See clause 21(a)		Three (3) months of flat management fee

20. n/a	Severance Costs (state maximum amount) (Cl. 22(h)(ii))	21.	Dispute Resolution (state alternative Cl. 23(a), 23(b) or 23(c): if Cl. 23(c) place of arbitration must be stated) (Cl. 23)
		Clause 23(a) to apply

22.	Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24)	23.	Notices (state full style contact details for serving notice and communication to the Managers) (Cl. 24)
As per Confirmation		Scorpio Commercial Management sam, 9 blvd Charles III, MC98000 Monaco. Phone +377 97985850 Fax +377 97985058. E-mail: management@scorpiogroup.net

Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea	SHIPMAN 2009 Standard ship management agreement	PART 1

(Continued)

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel or Vessels), “B” (Details of Crew), “C” (Budget), “D” (Associated Vessels) and “E” (Fee Schedule) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes “A”, “B”, “C”, “D” and “E” shall prevail over those of PART ll to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers)

Printed by BIMCO’s idea

ANNEX “A” (DETAILS OF VESSEL OR VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:

Name of Vessel(s):

Particulars of Vessal(s): As per Confirmation

Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “B” (DETAILS OF CREW)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:

Details of Crew:

Numbers	Rank	Nationality

NOT APPLICABLE

Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “C” (BUDGET)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:

Managers’ initial budget with effect from the commencement date of this Agreement (see Box 2):

NOT APPLICABLE

Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “D” (ASSOCIATED VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX “D” THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 22(b)(i) OF THIS AGREEMENT.

Date of Agreement:

Details of Associated Vessels: As per Confirmation

Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “E” (FEE SCHEDULE)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

NOT APPLICABLE

Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
SHIPMAN 2009
Standard ship management agreement

SECTION 1 – Basis of the Agreement

1. Definitions

In this Shipman 2009 form (together with the Confirmation, any additional clauses of even date herewith and any Annexes hereto (the “Agreement “)) save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them:

“Company” (with reference to the ISM Code and the ISPS Code) means the organization identified in Box 5 or any replacement organization appointed by the Owners from time to time (see Sub-clauses 9(b)(i) or 9(c)(ii), whichever is applicable).

“Crew” means the personnel of the numbers, rank and nationality specified in Annex “B” hereto.

“Crew Insurances” means insurance of liabilities in respect of crew risks which shall include but not be limited to death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss of personal effects (see Sub-clause 5(b) (Crew Insurances) and Clause 7 (Insurance Arrangements) and Clause 10 (Insurance Policies) and Boxes 10 and 11).

“Crew Support Costs” means all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sick pay, study pay, recruitment and interviews.

“Flag State” means the State whose flag the Vessel is flying.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention and any amendment thereto or substitution therefor.

“ISPS Code” means the International Code for the Security of Ships and Port Facilities and the relevant amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor.

“Managers” means the party identified in Box 4.

“Management Services” means the services specified in SECTION 2 - Services (Clauses 4 through 7) as indicated affirmatively in Boxes 6 throu~~gh~~ 8, 10 and 11, and all other functions performed by the Managers under the terms of this Agreement.

“Owners” means the party identified in Box 3.

“Severance Costs” means the costs which are legally required to be paid to the Crew as a result of the early termination of any contracts for service on the Vessel.

“SMS” means the Safety Management System (as defined by the ISM Code).

“STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995 and any amendment thereto or substitution therefor.

“Vessel” means the vessel or vessels details of which are set out in Annex “A” attached hereto.

2. Commencement and Appointment

With effect from the date stated in Box 2 for the commencement of the Management Services and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the Managers of the Vessel in respect of the Management Services.

3. Authority of the Managers

Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The Managers shall have authority to take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform the Management Services in accordance with sound

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Standard ship management agreement

ship management practice, including but not limited to compliance with all relevant rules and regulations.

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Standard ship management agreement

SECTION 2 – Services

~~4. Technical Management~~
~~(only applicable if agreed according to Box 6).~~
~~The Managers shall provide technical management which includes, but is not limited to, the following services:~~

~~(a) ensuring that the Vessel complies with the requirements of the law of the Flag State;~~

~~(b) ensuring compliance with the ISM Code;~~

~~(c) ensuring compliance with the ISPS Code;~~

~~(d) providing competent personnel to supervise the maintenance and general efficiency of the Vessel;~~

~~(e)     arranging and supervising dry dockings, repairs, alterations and the maintenance of the Vessel to the standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with all requirements and recommendations of the classification society, and with the law of the Flag State and of the places where the Vessel is required to trade;~~

~~(f) arranging the supply of necessary stores, spares and lubricating oil;~~

~~(g) appointing surveyors and technical consultants as the Managers may consider from time to time to be necessary;~~

~~(h)     in accordance with the Owners’ instructions, supervising the sale and physical delivery of the Vessel under the sale agreement. However services under this Sub-clause 4(h) shall not include negotiation of the sale agreement or transfer of ownership of the Vessel;~~

~~(i) arranging for the supply of provisions unless provided by the Owners; and~~

~~(j) arranging for the sampling and testing of bunkers.~~

~~5. Crew Management and Crew Insurances~~
~~(a) Crew Management~~
~~(only applicable if agreed according to Box 7)~~

~~The Managers shall provide suitably qualified Crew who shall comply with the requirements of STCW 95. The provision of such crew management services includes, but is not limited to, the following services:~~

~~(i)~~

~~selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll arrangements, pension arrangements, tax, social security contributions and other mandatory dues related to their employment payable in each Crew member’s country of domicile;~~

~~(ii)~~

~~ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification and certification of the Crew and employment regulations, such as Crew’s tax and social insurance, are satisfied;~~

~~(iii)~~

~~ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate Flag State requirements or such higher standard of medical examination as may be agreed with the Owners. In the absence of applicable Flag State requirements the medical certificate shall be valid at the time when the respective Crew member arrives on board the Vessel and shall be maintained for the duration of the service on board the Vessel;~~

~~(iv)~~	~~ensuring that the Crew shall have a common working language and a command of the English language of a sufficient standard to enable them to perform their duties safely;~~

~~(v)~~	~~arranging transportation of the Crew, including repatriation;~~

~~(vi)~~	~~training of the Crew;~~

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~~(vii)~~	~~conducting union negotiations; and~~

~~(viii)~~

~~if the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper familiarisation with their duties in relation to the Vessel’s SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing.~~

~~(ix)~~	~~if the Managers are not the Company:~~

~~(1) ensuring that the Crew, before joining the Vessel, are given proper familiarisation with their duties in relation to the ISM Code; and~~

~~(2) instructing the Crew to obey all reasonable orders of the Company in connection with the operation of the SMS.~~

~~(x)~~	~~Where Managers are not providing technical management services in accordance with Clause 4 (Technical Management):~~

~~(1)  ensuring that no person connected to the provision and the performance of the crew management services shall proceed to sea on board the Vessel without the prior consent of the Owners (such consent not to be unreasonably withheld); and~~

~~(2) ensuring that in the event that the Owners’ drug and alcohol policy requires measures to be taken prior to the Crew joining the Vessel, implementing such measures;~~

~~(b) Crew Insurances~~
~~(only applicable if Sub-clause 5(a) applies and if agreed according to Box 10)~~
~~The Managers shall throughout the period of this Agreement provide the following services:~~

~~(i)~~

~~arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations. Insurances for any other persons proceeding to sea onboard the Vessel may be separately agreed by the Owners and the Managers (see Box 10);~~

~~(ii)~~	~~ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the insurances in Sub-clause 5(b)(i);~~

~~(iii)~~	~~ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their due date;~~

~~(iv)~~

~~if obtainable at no additional cost, ensuring that insurances in Sub-clause 5(b)(i) name the Owners as a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under no liability in respect of premiums or calls arising in connection with such insurances.~~

~~(v)~~

~~providing written evidence, to the reasonable satisfaction of the Owners, of the Managers’ compliance with their obligations under Sub-clauses 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the insurances in Sub-clause 5(b)(i).~~

6. Commercial Management
(only applicable if agreed according to Box 8).
The Managers shall provide the following services for the Vessel in accordance with the Owners’ instructions, which shall include but not be limited to:

(a)      seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof) of charter parties or other contracts relating to the employment of the Vessel. If such a contract exceeds the period stated in Box 9, consent thereto in writing shall first be obtained from the Owners;

(b) arranging, in the name and for the account of the Owners, for the provision of bunker fuels of the quality specified by the Owners as required for the Vessel’s trade (see Annex A);

(c)      voyage estimating and accounting and calculation of hire, freights, demurrage and/or despatch monies due from or due to the charterers of the Vessel; assisting in the collection of any sums due to the Owners

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related to the commercial operation of the Vessel in accordance with Clause 11 (Income Collected and Expenses Paid on Behalf of Owners);

~~If any of the services under Sub-clauses 6(a), 6(b) and 6(c) are to be excluded from the Management Fee, remuneration for these services must be stated in Annex E (Fee Schedule). See Sub-clause 12(e).~~

(d)	issuing voyage instructions including, but not limited to, authorising the Master to release cargo against relevant letter(s) of indemnity;

(e)	appointing agents;

(f)	appointing stevedores; and

(g)	arranging surveys associated with the commercial operation of the Vessel.

7. Insurance Arrangements
~~(only applicable if agreed according to Box 11).~~

~~The Managers shall arrange insurances in accordance with Clause 10 (Insurance Policies), on such terms as the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles, franchises and limits of liability.~~

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Standard ship management agreement

SECTION 3 - Obligations

8. Managers’ Obligations

(a)     The Managers undertake to use their best endeavours to provide the Management Services as agents for and on behalf of the Owners in accordance with sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder.

Provided however, that in the performance of their management responsibilities under this Agreement, the Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.

~~(b)     Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), they shall procure that the requirements of the Flag State are satisfied and they shall agree to be appointed as the Company, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code and the ISPS Code, if applicable.~~

9. Owners’ Obligations

(a)     The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement. In the event of payment after the due date of any outstanding sums the Manager shall be entitled to charge interest at the rate stated in Box 13.

~~(b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), the Owners shall:~~

~~(i)~~

~~report (or where the Owners are not the registered owners of the Vessel procure that the registered owners report) to the Flag State administration the details of the Managers as the Company as required to comply with the ISM and ISPS Codes;~~

~~(ii)~~	~~procure that any officers and ratings supplied by them or on their behalf comply with the requirements of STCW 95; and~~

~~(iii)~~	~~instruct such officers and ratings to obey all reasonable orders of the Managers (in their capacity as the Company) in connection with the operation of the Managers’ safety management system.~~

(c) Where the Managers are not providing technical management services in accordance with Clause 4 (Technical Management), the Owners shall:

(i)

procure that the requirements of the Flag State are satisfied and notify the Managers upon execution of this Agreement of the name and contact details of the organization that will be the Company by completing Box 5;

(ii)	if the Company changes at any time during this Agreement, notify the Managers in a timely manner of the name and contact details of the new organization;

(iii)

procure that the details of the Company, including any change thereof, are reported to the Flag State administration as required to comply with the ISM and ISPS Codes. The Owners shall advise the Managers in a timely manner when the Flag State administration has approved the Company; and

(iv)	unless otherwise agreed, arrange for the supply of provisions at their own expense.

~~(d) Where the Managers are providing crew management services in accordance with Sub-clause 5(a) the Owners shall:~~

~~(i)~~

~~inform the Managers prior to ordering the Vessel to any excluded or additional premium area under any of the Owners’ Insurances by reason of war risks and/or piracy or like perils and pay whatever additional costs may properly be incurred by the Managers as a consequence of such orders including, if necessary, the costs of replacing any member of the Crew. Any delays resulting from negotiation with or replacement of any member of the Crew as a result of the Vessel being ordered to such an area~~

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Standard ship management agreement

~~shall be for the Owners’ account. Should the Vessel be within an area which becomes an excluded or additional premium area the above provisions relating to cost and delay shall apply;~~

~~(ii)~~

~~agree with the Managers prior to any change of flag of the Vessel and pay whatever additional costs may properly be incurred by the Managers as a consequence of such change. If agreement cannot be reached then either party may terminate this Agreement in accordance with Sub-clause 22(e); and~~

~~(iii)~~	~~provide, at no cost to the Managers, in accordance with the requirements of the law of the Flag State, or higher standard, as mutually agreed, adequate Crew accommodation and living standards.~~

(e)     Where the Managers are not the Company, the Owners shall ensure that Crew are properly familiarised with their duties in accordance with the Vessel’s SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing.

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SECTION 4 - Insurance, Budgets, Income, Expenses and Fees

10. Insurance Policies

The Owners shall procurer~~, whether by instructing the Managers under Clause 7 (Insurance Arrangements) or otherwise,~~ that throughout the period of this Agreement:

(a) at the Owners’ expense, the Vessel is insured for not less than its sound market value or entered for its full gross tonnage, as the case may be for:

(i) hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities;

(ii)     protection and indemnity risks (including but not limited to pollution risks, diversion expenses and, except to the extent insured separately by the Managers in accordance with Sub-clause 5(b)(i), Crew Insurances;

NOTE: If the Managers are not providing crew management services under Sub-clause 5(a) (Crew Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause 5(b)(i), then such insurances must be included in the protection and indemnity risks cover for the Vessel (see Sub-clause 10(a)(ii) above).

(iii) war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew risks); and

(iv) such optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire and FD & D) (see Box 12)

Sub-clauses 10(a)(i) through 10(a)(iv) all in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations (“the Owners’ Insurances”);

(b) all premiums and calls on the Owners’ Insurances are paid by their due date;

(c)     the Owners’ Insurances name the Managers and, subject to underwriters’ agreement, any third party designated by the Managers as a ~~joint assured~~ co-assured (mis-direct arrow), with full cover. ~~It is understood that in some cases, such as protection and indemnity, the normal terms-for such cover may impose on the Managers and any such third party a liability in respect of premiums or calls arising in connection with the Owners’ Insurances.~~

If obtainable at no additional cost, however, the Owners shall procure such insurances on terms such that neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising in connection with the Owners’ Insurances. In any event, on termination of this Agreement in accordance with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Owners shall procure that the Managers and any third party designated by the Managers as ~~joint assured~~ co-assured shall cease to be ~~joint assured~~ co-assured and, if reasonably achievable, that they shall be released from any and all liability for premiums and calls that may arise in relation to the period of this Agreement; and

(d)     written evidence is provided, to the reasonable satisfaction of the Managers, of the Owners’ compliance with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances.

10.1 The Owners may, from time to time, require the Managers to arrange, in the name and for the account of the Owners, for operational insurance as envisaged in clause 10(a)(iv).

11. Income Collected and Expenses Paid on Behalf of Owners

(a)     Except as provided in Sub-clause 11 (c) all monies collected by the Managers under the terms of this Agreement (other than monies payable by the Owners to the Managers) (if any) and any interest thereon shall be held to the credit of the Owners in a separate bank account.

(b) All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners

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(including expenses as provided in Clause 12(c)) (if any) may be debited against the Owners in the account referred to under Sub-clause 11(a) but shall in any event remain payable by the Owners to the Managers on demand.

(c)     All monies collected by the Managers under Clause 6 (Commercial Management) (if any) shall be paid into a bank account in the name of the Owners or as may be otherwise advised by the Owners in writing.

12. Management Fee and Expenses

(a) The Owners shall pay to the Managers ~~an annual management fee as stated in Box 14~~ for their services as Managers under this Agreement, (i) a flat management fee as stated in the Confirmation and which shall be payable monthly in advance against proper invoice ~~in equal monthly instalments in advance, the first instalment (pro rata if appropriate) being payable on the commencement of this Agreement (see Clause 2 (Commencement and Appointment) and Box 2) and subsequent instalments being payable at the beginning of every calendar month;~~ and

(ii) for providing chartering services in accordance with clause 6{a) a commission of one and a quarter percent (1.25%) on all monies earned by the Owners on each Vessel fixture. The management fee and commissions shall be payable to the Managers’ nominated account stated in Box 15 and shall become due and payable from the Owners to the Managers as from the Effective Date.

~~(b) The management fee shall be subject to an annual review and the proposed fee shall be presented in the annual budget in accordance) with Sub clause l3(a).~~

(c) The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services. ~~Any days used by the Managers’ personnel travelling to or from or attending on the Vessel or otherwise used in connection with the Management Services in excess of those agreed in the budget shall be charged at the daily rate stated in Box-16.~~

~~(d) If the Owners decide to layup the Vessel and such layup lasts for more than the number of months stated in Box 17, an appropriate reduction of the Management Fee for the period exceeding such period until one month before the Vessel is again put into service shall be mutually agreed between the parties. If the Managers are providing crow management services in accordance with Sub clause 5(a), consequential costs of reduction and reinstatement of the Crow shall be for the Owners’ account. If agreement cannot be reached then either party may terminate this Agreement in accordance with Sub clause 22(e).~~

~~(e) Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers in the course of the performance of the Management Services shall be credited to the Owners.~~

13. Budgets and Management of Funds

~~(a) The Managers’ initial budget is set out in Annex “C” hereto. Subsequent budgets shall be for twelve month periods and shall be prepared by the Managers and presented to the Owners not less than three months before the end of the budget year.~~

(b) ~~The Owners shall state to the Managers in a timely manner, but in any event within one month of presentation, whether or not they agree to each proposed annual budget. The parties shall negotiate in good faith and if they fail to agree on the annual budget, including the management fee, either party may terminate this Agreement in accordance) with Sub clause 22(e).~~

~~(c) Following the agreement of the budget, the Managers shall prepare and present to the Owners their estimate of the working capital requirement for the Vessel and shall each month request the Owners in writing to pay the funds required to run the Vessel for the ensuing month, including the payment of any occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers or provisions. Such funds shall be received by the Managers within ten running days after the receipt by the Owners of the Managers’ written request and shall be hold to the credit of the Owners in a separate bank account.~~

~~(d) The Managers shall at all times maintain and keep true and correct accounts in respect of the Management Services in accordance with the relevant International Financial Reporting Standards or such other standard~~

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~~as the parties may agree, including records of-all-costs and expenditure incurred, and produce a comparison between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as shall be mutually agreed.~~

~~The Managers shall-make such accounts available for inspection and auditing by the Owners and/or their representatives in the Managers’ offices or by electronic means, provided reasonable notice is given by the Owners.~~

(e) Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services.

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SECTION 5 – Legal, General and Duration of Agreement

14. Trading Restrictions

~~If the Managers are providing crow management services in accordance with Sub clause 5(a) (Crow Management), the Owners and the Managers will, prior to the commencement of this Agreement, agree on any trading restrictions to the Vessel that may result from the terms and conditions of the Crew’s employment.~~

15. Replacement

~~If the Managers are providing crow management services in accordance with Sub-clause 5(a) (Crew Management), the Owners may require the replacement, at their own expense, at the next reasonable opportunity, of any member of the Crow found on reasonable grounds to be unsuitable service. If the Managers have failed to fulfil their obligations in providing suitable qualified Crew within the moaning of Sub-clause 5(a) (Crew Management), then such replacement shall be at the Managers’ expense.~~

16. Managers’ Right to Sub-Contract

Save as provided herein, The Managers shall not subcontract any of their obligations hereunder without the prior written consent of the Owners which shall not be unreasonably withheld. The Owners consent to the subcontract of (a) the chartering services to Scorpio Uk Ltd of 150 Aldersgate Street, London EC1A 4AB and Scorpio USA LLC of 2711 Centerville Road, Suite 400, Wilmington Delaware, 19808 County of New Castle; and (b) post-fixture operations to Scorpio Marine Management (India) Pvt Ltd, of A/301 Delphi, Hiranandany Business Park, Powai, Mumbai, 400076, Maharashtra, India. ~~In the event of such a sub contract~~ the Managers shall remain fully liable for the due performance of their obligations under this Agreement.

17. Responsibilities
(a) Force Majeure

Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events and/or conditions to the extent that the party invoking force majeure is prevented or hindered from performing any or all of their obligations under this Agreement, provided they have made all reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions:

(i) acts of God;

(ii) any Government requisition, control, intervention, requirement or interference;

(iii) any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism, sabotage or piracy, or the consequences thereof;

(iv) riots, civil commotion, blockades or embargoes;

(v) epidemics;

(vi) earthquakes, landslides, floods or other extraordinary weather conditions;

(vii) strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the Crew) of the party seeking to invoke force majeure;

(viii) fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure; and

(ix) any other similar cause beyond the reasonable control of either party.

(b) Liability to Owners

(i)       Without prejudice to Sub-clause 17 (a), the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services UNLESS same is proved to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers’ liability for each incident or series of incidents

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giving rise to a claim or claims shall never exceed a total of ten (10) times the annual management fee as per Clause 12(a)(i)
payable hereunder.

(ii)     Acts or omissions of the Crew - Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be liable for any acts or omissions of the Crew, even if such acts or omissions are negligent, grossly negligent or wilful, ~~except only to the extent that they are shown to have resulted from a failure by the Managers to discharge their obligations under Clause 5(a) (Crew Management), in which case their liability shall be limited in accordance with the terms of this Clause 17 (Responsibilities).~~

(c) Indemnity

Except to the extent and solely for the amount therein set out that the Managers would be liable under Sub-clause 17(b), the Owners hereby undertake to keep the Managers and their employees agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of this Agreement, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement.

(d) “Himalaya”

It is hereby expressly agreed that no employee or agent of the Managers (including every sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 17 (Responsibilities), every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 17 (Responsibilities) the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

18. General Administration

(a)     The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of any incident of which the Managers become aware which gives or may give rise to delay to the Vessel or claims or disputes involving third parties and which individually are reasonably estimated to be in excess of US$15,000.

(b)     The Managers shall handle and settle all claims and disputes arising out of the Management Services hereunder, unless the Owners instruct the Managers otherwise. The Managers shall keep the Owners appropriately informed in a timely manner throughout the handling of such claims and disputes.

(c)     The Owners may request the Managers to bring or defend other actions; suits or proceedings related to the Management Services, on terms to be agreed and subject to the provisions of clause 18(a) and 18(b).

(d)     The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in relation to the handling and settlement of claims in relation to Sub-clauses 18(a) and 18(b) and disputes and any other matters affecting the interests of the Owners in respect of the Vessel, save Managers should obtain Owners approval prior to taking any action if time permits and unless the Owners instruct the Managers otherwise.

(e)     On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make available, all documentation, information and records in respect of the matters covered by this Agreement and in respect of the Management Services.

~~either related to mandatory rules or regulations or other obligations applying to the Owners in respect of the Vessel (including but not limited to STCW 05, the ISM Code and ISPS Code) to the extent permitted by relevant legislation.~~

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On giving reasonable notice, the Managers may request, and the Owners shall in a timely manner make available, all documentation, information and records reasonably required by the Managers to enable them to perform the Management Services.

(f) The Owners shall arrange for the provision of any necessary guarantee bond or other security.

(g) Any costs incurred by the Managers in carrying out their obligations according to this Clause 18 (General Administration) shall be reimbursed by the Owners.

19. Inspection of Vessel
~~The Owners may at any time after giving reasonable notice to the Managers inspect the Vessel for any reason they consider necessary.~~

20. Compliance with Laws and Regulations
The parties will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Flag State, or of the places where the Vessel trades.

21. Duration of the Agreement

(a)     This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration of ~~the later of the number of months stated in Box 18 or~~ a period of ~~two (2)~~ twenty-four (24) months from the date on which such notice is received, unless terminated earlier in accordance with Clause 22 (Termination).

(b)     Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place.

22. Termination
(a) Owners’ or Managers’ default

If either party fails to meet their obligations under this Agreement, the other party may give notice to the party in default requiring them to remedy it. In the event that the party in default fails to remedy it within a reasonable time to the reasonable satisfaction of the other party, that party shall be entitled to terminate this Agreement with immediate effect by giving notice to the party in default.

If the Managers are convicted of, or admits guilt for, a crime, then the Owners shall be entitled to terminate the Agreement with immediate effect by notice in writing.

(b) Notwithstanding Sub-clause 22(a):

(i)     The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the Owners if any monies payable by the Owners and/or the owners of any associated vessel, details of which are listed in Annex “D”, shall not have been received in the Managers’ nominated account within ten days (10) of receipt by the Owners of the Managers’ written request, or if the Vessel is repossessed by the Mortgagee(s).

(ii)     If the Owners proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled to terminate the Agreement with immediate effect by notice.

(iii)     If either party fails to meet their respective obligations under Sub-clause 5(b) (Crew Insurances) and Clause 10 (Insurance Policies), the other party may give notice to the party in default requiring them to remedy it within ten (10) days, failing which the other party may terminate this Agreement with immediate effect by giving notice to the party in default.

(c) Extraordinary Termination

This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or, if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned or has been declared missing or, if bareboat chartered, unless otherwise agreed, when the bareboat charter comes to an end or she is not delivered to the Owners on the Effective Date.

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(d) For the purpose of Sub-clause 22(c) hereof:

(i) the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Vessel’s owners cease to be the registered owners of the Vessel;

(ii)     the Vessel shall be deemed to be lost either when it has become an actual total loss or agreement has been reached with the Vessel’s underwriters in respect of its constructive total loss or if such agreement with the Vessel’s underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred; and

(iii)     the date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel was last reported or when the Vessel is recorded as missing by the Vessel’s underwriters, whichever occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub-clause 22(d)(ii).

 ~~(e)     In the event the parties fail to agree the annual budget in accordance with Sub-clause 13(b), or to agree a change of flag in accordance with Sub clause 9(d)(ii), or to agree to a reduction in the Management Fee in accordance with Sub clause 12(b), either party may terminate this Agreement by giving the other party not less than one month’s notice, the result of which will be the expiry of the Agreement at the end of the current budget period or on expiry of the notice period, whichever is the later.~~

(f)     ~~This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or administrator is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.~~ Either party shall have the right to terminate this Agreement forthwith if the other party: has ceased to trade; suspend payment(s); has an order made or resolution passed for its winding up, dissolution, liquidation or bankruptcy (otherwise than for the purpose of solvent reconstruction or amalgamation); has a receiver, administrative receiver, administrator or other similar official appointed over all or substantially all of its assets or undertakings; has a secured party take possession of all or substantialy all its assets; has become insolvent or gone into liquidation (unless such liquidation is for the purpose of a solvent reconstruction or amalgamation); makes a general assignement, arrangement or composition with or for the benefit of its creditors; is unable to pay its debts as they become due; causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in the foregoing text: or, takes any action in furtherance of, or indicating its consent to, aproval of, or acquiescence in, any of the foregoing acts.

(g)     In the event of the termination of this Agreement for any reason other than default by the Managers the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as from the effective date of termination. If Box 19 is left blank then ninety (90) days shall apply.

~~(h) In addition, where the Managers provide Crew for the Vessel in accordance with Clause 5(a) (Crew Management):~~

~~(i) the Owners shall pay continue to pay Crew Support Costs during the said further period of the number of months stated in Box 19; and~~

~~(ii)     the Owners shall pay an equitable proportion of any Severance Costs which may be incurred, not exceeding the amount stated in Box 20. The Managers shall use their reasonable endeavours to minimise such Severance Costs.~~

(i)     On the termination, for whatever reason, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all accounts and all documents specifically relating to the Vessel and its operation.

(j) The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

23. BIMCO Dispute Resolution Clause

(a)     This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary

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to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

~~(b)     This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

~~(c)     This Agreement shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.~~

(d) Notwithstanding Sub-clauses 23(a), 23(b) or 23(c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Agreement.

(i) In the case of a dispute in respect of which arbitration has been commenced under Sub-clauses 23(a), 23(b) or 23(c) above, the following shall apply:

(ii)     Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to mediation.

(iii)    The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.

(iv)    If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

(v) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.

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(vi)       Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

(vii) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator’s costs and expenses.

(viii)    The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)

(e) If Box 21 in Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply.

Note: Sub-clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21. Sub-clause 23(d) shall apply in all cases.

24. Notices

(a)        All notices given by either party or their agents to the other party or their agents in accordance with the provisions of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to the contrary, be sent to the address for that other party as set out in Boxes 22 and 23 or as appropriate or to such other address as the other party may designate in writing.

A notice may be sent by registered or recorded mail, facsimile, electronically or delivered by hand in accordance with this Sub-clause 24(a).

(b) Any notice given under this Agreement shall take effect on receipt by the other party and shall be deemed to have been received:

(i) if posted, on the seventh (7th) day after posting;

(ii) if sent by facsimile or electronically, on the day of transmission; and

(iii) if delivered by hand, on the day of delivery.

And in each case proof of posting, handing in or transmission shall be proof that notice has been given, unless proven to the contrary.

25. Entire Agreement

This Agreement constitutes the entire agreement between the parties and no promise, undertaking, representation, warranty or statement by either party prior to the date stated in Box 2 shall affect this Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on behalf of the parties.

26. Third Party Rights

Except to the extent provided in Sub-clauses 17(c) (Indemnity) and 17(d) (Himalaya), no third parties may enforce any term of this Agreement.

27. Partial Validity

If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and effect and shall not in any way be affected or impaired thereby.

28. Interpretation

In this Agreement:

(a) Singular/Plural
The singular includes the plural and vice versa as the context admits or requires.

(b) Headings

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The index and headings to the clauses and appendices to this Agreement are for convenience only and shall not affect its construction or interpretation.

(c)     Day
“Day” means a calendar day unless expressly stated to the contrary.

Any additional clauses attached hereto together with the Confirmation, any subsequent addenda, schedules, appendicies or otherwise, shall be construed as an integral part of this Agreement and shall be interpreted accordingly.

STNG / SCM-SSM 2013 Master Agreement EXECUTION COPY

Annex II – STANDARD TECHNICAL MANAGEMENT TERMS

Printed by BIMCO’s idea

SHIPMAN 2009 STANDARD SHIP MANAGEMENT AGREEMENT PART I
1.	Place and date of Agreement	2. Date of commencement of Agreement (Cls. 2, 12, 21 and 25)

3.	Owners (name, place of registered office and law of registry) (Cl. 1)	4. Managers (name, place of registered office and law of registry) (Cl. 1)
	(i) Name: As per Confirmation		(i) Name: Scorpio Ship Management Sam

	(ii) Place of registered office: Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands		(ii) Place of registered office: 9 Boulevard Charles III, 98000 Monaco - MC

	(iii) Law of registry: Marshall Islands		(iii) Law of registry: Monaco

5.

The Company (with reference to the ISM/ISPS Codes) (state name and IMO Unique Company Identification number. If the Company is a third party then also state registered office and principal place of business) (Cls. 1 and 9(c)(i))

6. Technical Management (state “yes” or “no” as agreed) (Cl. 4) Yes
(i) Name: Scorpio Ship Management sam
	(ii) IMO Unique Company Identification number: 0631141 (iii) Place of registered office: 9 Boulevard Charles III, 98000 Monaco - MC (iv) Principal place of business: Monaco	7. Crew Management (state “yes” or “no” as agreed) (Cl. 5(a))
Yes

8. Commercial Management (state “yes” or “no” as agreed) (Cl. 6)
No

9. Chartering Services period (only to be filled in if “yes” stated in Box 8) (Cl.6(a))		10. Crew Insurance arrangements (state “yes” or “no” as agreed)
(i) Crew Insurances* (Cl. 5(b)): within owner cover as per 10(a)(ii)
No
(ii) Insurance for persons proceeding to sea on board (Cl. 5(b)(i)): within owner cover as per 10(a)(ii)

*only to apply if Crew Management (Cl. 5(a)) agreed (see Box 7)

11. Insurance arrangements (state “yes” or “no” as agreed) (Cl. 7) Yes		12.	Optional insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (Cl. 10(a)(iv))
FD&D, Kidnap and Ransom while transiting extended GOA

13.	Interest (state rate of interest to apply after due date to outstanding sums) (Cl. 9(a))	14.	Annual management fee (state annual amount) (Cl. 12(a))
per month

15.	Manager’s nominated account (Cl.12(a))	16.	Daily rate (state rate for days in excess of those agreed in budget) (Cl. 12(c))
Beneficiary: Scorpio Ship Management		USD in excess of 20 days per year travel included
I.B.A.N:
A/C no.:		17. Lay-up period / number of months (Cl.12(d))
Bank:		2 months
THROUGH:
(IF NEEDED) BANK SWIFT CODE
18.	Minimum contract period (state number of months) (Cl. 21(a))	19.	Management fee on termination (state number of months to apply) (Cl. 22(g))
NONE		3 (three) months

20.	Severance Costs (state maximum amount) (Cl. 22(h)(ii))	21.	Dispute Resolution (state alternative Cl. 23(a), 23(b) or 23(c): if Cl. 23(c) place of arbitration must be stated) (Cl. 23)
23(a)

Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea	SHIPMAN 2009 Standard ship management agreement	PART 1

(Continued)

22.	Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24)	23.	Notices (state full style contact details for serving notice and communication to the Managers) (Cl. 24)
As per Confirmation		Scorpio Ship Management Sam 9 Boulevard Charles III, 98000 Monaco - MC tel: +377 97985700 email: fbellusci@scorpio.mc

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel or Vessels), “B” (Details of Crew), “C” (Budget), “D” (Associated Vessels) and “E” (Fee Schedule) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes “A”, “B”, “C”, “D” and “E” shall prevail over those of PART ll to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers)

Printed by BIMCO’s idea

ANNEX “A” (DETAILS OF VESSEL OR VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement

Name of Vessel(s):

Particulars of Vessal(s):

Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document Which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “B” (DETAILS OF CREW)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement

Details of Crew:

Numbers	Rank	Nationality
Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “C” (BUDGET)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:

Managers’ initial budget with effect from the commencement date of this Agreement (see Box 2):

Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “D” (ASSOCIATED VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX “D” THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 22(b)(i) OF THIS AGREEMENT.

Date of Agreement:

Details of Associated Vessels:

Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not dearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and we computer generated document.

Printed by BIMCO’s idea

ANNEX “E” (FEE SCHEDULE)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Continued
This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
SHIPMAN 2009
Standard ship management agreement

SECTION 1 – Basis of the Agreement

1. Definitions
In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them:

“Company” (with reference to the ISM Code and the ISPS Code) means the organization Identified in Box 5 or any replacement organization appointed by the Owners from time to time (see Sub-clauses 9(b)(i) or 9(c)(ii), whichever is applicable).

“Crew” means the personnel of the numbers, rank and nationality specified in Annex “B” hereto.

“Crew Insurances” means insurance of liabilities in respect of crew risks which shall include but not be limited to death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss of personal effects (see Sub-clause 5(b) (Crew Insurances) and Clause 7 (Insurance Arrangements) and Clause 10 (Insurance Policies) and Boxes 10 and 11).

“Crew Support Costs” means all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sick pay, study pay, recruitment and interviews as pertain only to the Vessel and her requirements.

“Flag State” means the State whose flag the Vessel is flying.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention and any amendment thereto or substitution therefor.

“ISPS Code” means the International Code for the Security of Ships and Port Facilities and the relevant amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor.

“Managers” means the party Identified in Box 4.

“Management Services” means the services specified in SECTION 2 - Services (Clauses 4 through 7) as indicated affirmatively in Boxes 6 through 8, 10 and 11, and all other functions performed by the Managers under the terms of this Agreement.

“Owners” means the party Identified in Box 3.

“Severance Costs” means the costs which are legally required to be paid to the Crew as a result of the early termination of any contracts for service on the Vessel.

“SMS” means the Safety Management System (as defined by the ISM Code).

“STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995 and any amendment thereto or substitution therefor.

“Vessel” means the vessel or vessels details of which are set out in Annex “A” attached hereto.

2. Commencement and Appointment

With effect from the date stated in Box 2 for the commencement of the Management Services and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the Managers of the Vessel in respect of the Management Services.

3. Authority of the Managers

Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The Managers shall have authority to take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform the Management Services in accordance with sound ship management practice, including but not limited to compliance with all relevant rules and regulations.

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SECTION 2 – Services

4. Technical Management
(only applicable if agreed according to Box 6).
The Managers shall provide technical management which includes, but is not limited to, the following services:

(a) ensuring that the Vessel complies with the requirements of the law of the Flag State;

(b) ensuring compliance with the ISM Code;

(c) ensuring compliance with the ISPS Code;

(d) providing competent personnel to supervise the maintenance and general efficiency of the Vessel;

(e)     arranging and supervising dry dockings, repairs, alterations and the maintenance of the Vessel to the standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with all requirements and recommendations of the classification society, and with the law of the Flag State and of the places where the Vessel is required to Trade:

(f) arranging the supply of necessary stores, spares and lubricating oil;

(g) appointing surveyors and technical consultants as the Managers may consider from time to time to be necessary;

(h)     in accordance with the Owners’ instructions, supervising the sale and physical delivery of the Vessel under the sale agreement. However services under this Sub-clause 4(h) shall not include negotiation of the sale agreement or transfer of ownership of the Vessel;

(i) arranging for the supply of provisions unless provided by the Owners; and

(j) arranging for the sampling and testing of bunkers.

5. Crew Management and Crew Insurances
(a) Crew Management
(only applicable if agreed according to Box 7).

The Managers shall provide suitably qualified Crew who shall comply with the requirements of STCW 95. The provision of such crew management services includes, but is not limited to, the following services:

(i)

selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll arrangements, pension arrangements, tax. social security contributions and other mandatory dues related to their employment payable in each Crew member’s country of domicile;

(ii)

ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification and certification of the Crew and employment regulations, such as Crew’s tax and social insurance, are satisfied;

(iii)

ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate Flag State requirements or such higher standard of medical examination as may be agreed with the Owners. In the absence of applicable Flag State requirements the medical certificate shall be valid at the time when the respective Crew member arrives on board the Vessel and shall be maintained for the duration of the service on board the Vessel;

(iv) ensuring that the Crew shall have a common working language and a command of the English language of a sufficient standard to enable them to perform their duties safely;

(v) arranging transportation of the Crew, including repatriation;

(vi) training of the Crew;

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(vii)	conducting union negotiations; and

~~(viii)~~

if the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper familiarisation with their duties in relation to the Vessel’s SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing.

~~(ix)~~	~~if the Managers are not the Company:~~

~~(1) ensuring that the Crew, before joining the Vessel, are given proper familiarisation with their duties in relation to the ISM Code; and~~

~~(2) instructing the Crew to obey all reasonable orders of the Company in connection with the operation of the SMS.~~

~~(x)~~	~~Where Managers are not providing technical management services in accordance with Clause 4 (Technical Management):~~

~~(1)  ensuring that no person connected to the provision and the performance of the crew management services shall proceed to sea on board the Vessel without the prior consent of the Owners (such consent not to be unreasonably withheld); and~~

~~(2) ensuring that in the event that the Owners’ drug and alcohol policy requires measures to be taken prior to the Crew joining the Vessel, implementing such measures;~~

~~(b) Crew Insurances~~
~~(only applicable if Sub-clause 5(a) applies and if agreed according to Box 10)~~
~~The Managers shall throughout the period of this Agreement provide the following services:~~

~~(i)~~

~~arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations. Insurances for any other persons proceeding to sea onboard the Vessel may be separately agreed by the Owners and the Managers (see Box 10);~~

~~(ii)~~	~~ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the insurances in Sub-clause 5(b)(i);~~

~~(iii)~~	~~ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their due date;~~

~~(iv)~~

~~if obtainable at no additional cost, ensuring that insurances in Sub-clause 5(b)(i) name the Owners as a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under no liability in respect of premiums or calls arising in connection with such insurances.~~

~~(v)~~

~~providing written evidence, to the reasonable satisfaction of the Owners, of the Managers’ compliance with their obligations under Sub-clauses 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the insurances in Sub-clause 5(b)(i).~~

~~6. Commercial Management~~
(only applicable if agreed according to Box 8).
~~The Managers shall provide the following services for the Vessel in accordance with the Owners’ instructions, which shall include but not be limited to:~~

~~(a)      seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof) of charter parties or other contracts relating to the employment of the Vessel. If such a contract exceeds the period stated in Box 9, consent thereto in writing shall first be obtained from the Owners;~~

~~(b) arranging for the provision of bunker fuels of the quality specified by the Owners as required for the Vessel’s trade;~~

~~(c)      voyage estimating and accounting and calculation of hire, freights, demurrage and/or despatch monies due from or due to the charterers of the Vessel; assisting in the collection of any sums due to the Owners related to the commercial operation of the Vessel in accordance with Clause 11 (Income Collected and~~

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~~Expenses Paid on Behalf of Owners);~~

~~If any of the services under Sub-clauses 6(a), 6(b) and 6(c) are to be excluded from the Management Fee, remuneration for these services must be stated in Annex E (Fee Schedule). See Sub-clause 12(e).~~

~~(d)~~	~~issuing voyage instructions;~~

~~(e)~~	~~appointing agents;~~

~~(f)~~	~~appointing stevedores; and~~

~~(g)~~	~~arranging surveys associated with the commercial operation of the Vessel.~~

7.	Insurance Arrangements
(only applicable if agreed according to Box 11).

The Managers shall arrange insurances in accordance with Clause 10 (Insurance Policies), on such terms as the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles, franchises and limits of liability.

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SECTION 3 – Obligations

8. Managers’ Obligations

(a)     The Managers undertake to use their best endeavours to provide the Management Services as agents for and on behalf of the Owners in accordance with sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder.

Provided however, that in the performance of their management responsibilities under this Agreement, the Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.

(b)     Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), they shall procure that the requirements of the Flag State are satisfied and they shall agree to be appointed as the Company, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code and the ISPS Code, if applicable.

9. Owners’ Obligations

(a)     The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement. In the event of payment after the due date of any outstanding sums the Manager shall be entitled to charge interest at the rate stated in Box 13.

(b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), the Owners shall:

(i)

report (or where the Owners are not the registered owners of the Vessel procure that the registered owners report) to the Flag State administration the details of the Managers as the Company as required to comply with the ISM and ISPS Codes;

~~(ii)~~	~~procure that any officers and ratings supplied by them or on their behalf comply with the requirements of STCW 95; and~~

~~(iii)~~	~~instruct such officers and ratings to obey all reasonable orders of the Managers (in their capacity as the Company) in connection with the operation of the Managers’ safety management system.~~

~~(c) Where the Managers are not providing technical management services in accordance with Clause 4 (Technical Management), the Owners shall:~~

~~(i)~~

~~procure that the requirements of the Flag State are satisfied and notify the Managers upon execution of this Agreement of the name and contact details of the organization that will be the Company by completing Box 5;~~

~~(ii)~~	~~if the Company changes at any time during this Agreement, notify the Managers in a timely manner of the name and contact details of the new organization;~~

~~(iii)~~

~~procure that the details of the Company, including any change thereof, are reported to the Flag State administration as required to comply with the ISM and ISPS Codes. The Owners shall advise the Managers in a timely manner when the Flag State administration has approved the Company; and~~

~~(iv)~~	~~unless otherwise agreed, arrange for the supply of provisions at their own expense.~~

(d) Where the Managers are providing crew management services in accordance with Sub-clause 5(a) the Owners shall:

(i)

inform the Managers prior to ordering the Vessel to any excluded or additional premium area under any of the Owners’ Insurances by reason of war risks and/or piracy or like perils and pay whatever additional costs may properly be incurred by the Managers as a consequence of such orders including, if necessary, the costs of replacing any member of the Crew. Any delays resulting from negotiation with or replacement of any member of the Crew as a result of the Vessel being ordered to such an area

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shall be for the Owners’ account. Should the Vessel be within an area which becomes an excluded or additional premium area the above provisions relating to cost and delay shall apply;

(ii)

agree with the Managers prior to any change of flag of the Vessel and pay whatever additional costs may properly be incurred by the Managers as a consequence of such change. ~~If agreement cannot be reached then either party may terminate this Agreement in accordance with Sub-clause 22(e)~~; and

(iii)	provide, at no cost to the Managers, in accordance with the requirements of the law of the Flag State, or higher standard, as mutually agreed, adequate Crew accommodation and living standards.

~~(e)     Where the Managers are not the Company, the Owners shall ensure that Crew are properly familiarised with their duties in accordance with the Vessel’s SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing.~~

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SECTION 4 – Insurance, Budgets, Income, Expenses and Fees

10. Insurance Policies
The Owners shall procure, whether by instructing the Managers under Clause 7 (Insurance Arrangements) or otherwise, that throughout the period of this Agreement:

(a) at the Owners’ expense, the Vessel is insured for not less than its sound market value or entered for its full gross tonnage, as the case may be for:

(i) hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities;

(ii)     protection and indemnity risks (including but not limited to pollution risks, diversion expenses and,  ~~except to the extent insured separately by the Managers in accordance with Sub-clause 5(b)(i)~~, Crew Insurances;

NOTE: If the Managers are not providing crew management services under Sub-clause 5(a) (Crew Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause 5(b)(i), then such insurances must be included in the protection and indemnity risks cover for the Vessel (see Sub-clause 10(a)(ii) above).

(iii) war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew risks); and

(iv) such optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire and FD & D) (see Box 12)

Sub-clauses 10(a)(i) through 10(a)(iv) all in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations (“the Owners’ Insurances”);

(b) all premiums and calls on the Owners’ Insurances are paid by their due date;

(c)     the Owners’ Insurances name the Managers and, subject to underwriters’ agreement, any third party designated by the Managers as a joint assured (or co-assured, as the case may be), with full cover. It is understood that in some cases, such as protection and indemnity, the normal terms for such cover may impose on the Managers and any such third party a liability in respect of premiums or calls arising in connection with the Owners’ Insurances.

If obtainable at no additional cost, however, the Owners shall procure such insurances on terms such that neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising in connection with the Owners’ Insurances. In any event, on termination of this Agreement in accordance with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Owners shall procure that the Managers and any third party designated by the Managers as joint assured shall cease to be joint assured and, ~~if reasonably achievable,~~ that they shall be released from any and all liability for premiums and calls that may arise in relation to the period of this Agreement; and

(d)     written evidence is provided, to the reasonable satisfaction of the Managers, of the Owners’ compliance with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances.

11. Income Collected and Expenses Paid on Behalf of Owners

(a)     Except as provided in Sub-clause 11(c) all monies collected by the Managers under the terms of this Agreement (other than monies payable by the Owners to the Managers) and any interest thereon shall be held to the credit of the Owners in a separate bank account.

(b)     All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners (including expenses as provided in Clause 12(c)) may be debited against the Owners in the account referred to under Sub-clause 11(a) but shall in any event remain payable by the Owners to the Managers on demand.

~~(c) All monies collected by the Managers under Clause 6 (Commercial Management) shall be paid into a~~

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~~bank account in the name of the Owners or as may be otherwise advised by the Owners in writing.~~

12. Management Fee and Expenses

(a)     The Owners shall pay to the Managers an annual management fee as stated in Box 14 for their services as Managers under this Agreement, which shall be payable in equal monthly instalments in advance, the first instalment (pro rata if appropriate) being payable on the commencement of this Agreement (see Clause 2 (Commencement and Appointment) and Box 2) and subsequent instalments being payable at the beginning of every calendar month. The management fee shall be payable to the Managers’ nominated account stated in Box 15.

(b) The management fee shall be subject to an annual review and the proposed fee shall be presented in the annual budget in accordance with Sub-clause 13(a).

(c)     The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services. Any days used by the Managers’ personnel travelling to or from or attending on the Vessel or otherwise used in connection with the Management Services in excess of those agreed in the budget shall be charged at the daily rate stated in Box 16.

(d)     If the Owners decide to layup the Vessel and such layup lasts for more than the number of months stated in Box 17, an appropriate reduction of the Management Fee for the period exceeding such period until one month before the Vessel is again put into service shall be mutually agreed between the parties. If the Managers are providing crew management services in accordance with Sub-clause 5(a), consequential costs of reduction and reinstatement of the Crew shall be for the Owners’ account. ~~If agreement cannot be reached then either party may terminate this Agreement in accordance with Sub-clause 22(e).~~

(e) Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers in the course of the performance of the Management Services shall be credited to the Owners.

13. Budgets and Management of Funds

(a)     The Managers’ Initial budget is set out in Annex “C” hereto. Subsequent budgets shall be for twelve month periods and shall be prepared by the Managers and presented to the Owners not less than one ~~three~~ months before the end of the budget year.

(b)     The Owners shall state to the Managers in a timely manner, but in any event within one month of presentation, whether or not they agree to each proposed annual budget. If the Owners do not respond within one month of presentation, the proposed annual budget shall be deemed to be accepted. ~~The parties shall negotiate in good faith and if they fail to agree on the annual budget, including the management fee, either party may terminate this Agreement in accordance with Sub-clause 22(e).~~

(c)     Following the agreement of the budget, the Managers shall prepare and present to the Owners their estimate of the working capital requirement for the Vessel and ~~shall each month request the Owners in writing to pay the~~ funds required to run the Vessel ~~for the ensuing month~~, including the payment of any unbudgeted, contingency and occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers or provisions. ~~Such funds shall be received by the Managers within ten running days after the receipt by the Owners of the Managers’ written request and shall be held to the credit of the Owners in a separate bank account.~~

(d)     The Managers shall at all times maintain and keep true and correct accounts in respect of the Management Services in accordance with the relevant International Financial Reporting Standards or such other standard as the parties may agree, including records of all costs and expenditure incurred, and produce a comparison between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as shall be mutually agreed.

The Managers shall make such accounts available for inspection and auditing by the Owners and/or their representatives in the Managers’ offices or by electronic means, provided reasonable notice is given by the

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Owners.

(e) Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services.

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SECTION 5 – Legal, General and Duration of Agreement

14. Trading Restrictions

If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew Management), the Owners will use reasonable efforts to honour any requirement and trading restriction as per contract of employment of the crew provided same do not violate any laws applicable to owner, and the Managers will, prior to the commencement of this Agreement, agree on any trading restrictions to the Vessel that may result from the terms and conditions of the Crew’s employment.

15. Replacement

If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew Management), the Owners may require the replacement, at their own expense, at the next reasonable opportunity, of any member of the Crew found on reasonable grounds to be unsuitable for service. If the Managers have failed to fulfill their obligations in providing suitable qualified Crew within the meaning of Sub-clause 5(a) (Crew Management), then such replacement shall be at the Managers’ expense.

16. Managers’ Right to Sub-Contract

The Managers shall not subcontract any of their obligations hereunder without the prior written consent of the Owners which shall not be unreasonably withheld. In the event of such a sub-contract the Managers shall remain fully liable for the due performance of their obligations under this Agreement. It is understood by and between the Parties, and Owners hereby expressly consent to it, that the Managers may subcontract certain of the services listed in clause 5 to its affiliates Scorpio Crewing Services Pte (“SCS”) and Scorpio Marine Management (India) Pvt Ltd (“SMM”). The Owner hereby expressly authorizes SCS end SMM to execute, as agents only for and on behalf of Owners, the employment agreement with each and every seafarer to be embarked on board the Vessel.

17. Responsibilities

(a)     Force Majeure - Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events and/or conditions to the extent that the party invoking force majeure is prevented or hindered from performing any or all of their obligations under this Agreement, provided they have made all reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions:

(i)	acts of God;

(ii)	any Government requisition, control, intervention, requirement or interference;

(iii)	any circumstances arising out of war. threatened act of war or warlike operations, acts of terrorism, sabotage or piracy, or the consequences thereof;

(iv)	riots, civil commotion, blockades or embargoes;

(v)	epidemics;

(vi)	earthquakes, landslides, floods or other extraordinary weather conditions:

(vii)	strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the Crew) of the party seeking to invoke force majeure;

(viii)	fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure; and

(ix)	any other similar cause beyond the reasonable control of either party.

(b) Liability to Owners
(i)

Without prejudice to Sub-clause 17(a), the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loos of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services UNLESS same is proved to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission

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committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers’ liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten (10) times the annual management fee payable hereunder.

(ii)

Acts or omissions of the Crew - Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be liable for any acts or omissions of the Crew, even if such acts or omissions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted from a failure by the Managers to discharge their obligations under Clause 5(a) (Crew Management), in which case their liability shall be limited in accordance with the terms of this Clause 17 (Responsibilities).

(c)

Indemnity - Except to the extent and solely for the amount therein set out that the Managers would be liable under Sub-clause 17(b), the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of this Agreement, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement.

(d)

“Himalaya” - It is hereby expressly agreed that no employee or agent of the Managers (including every sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 17(Responsibilities), every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 17(Responsibilities) the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

18. General Administration

(a)     The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of any incident of which the Managers become aware which gives or may give rise to delay to the Vessel or claims or disputes involving third parties.

(b)     The Managers shall handle and settle all claims and disputes arising out of the Management Services hereunder, unless the Owners instruct the Managers otherwise. The Managers shall keep the Owners appropriately informed in a timely manner throughout the handling of such claims and disputes.

(c) The Owners may request the Managers to bring or defend other actions, suits or proceedings related to the Management Services, on terms to be agreed.

(d)     The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in relation to the handling and settlement of claims in relation to Sub-clauses 18(a) and 18(b) and disputes and any other matters affecting the interests of the Owners in respect of the Vessel, unless the Owners Instruct the Managers otherwise.

(e)     On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make available, all documentation, information and records in respect of the matters covered by this Agreement either related to mandatory rules or regulations or other obligations applying to the Owners in respect of the Vessel (including but not limited to STCW 95, the ISM Code and ISPS Code) to the extent permitted by relevant legislation.

On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make available, all documentation, information and records reasonably required by the Managers to enable them

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to perform the Management Services.

(f) The Owners shall arrange for the provision of any necessary guarantee bond or other security.

(g) Any costs incurred by the Managers in carrying out their obligations according to this Clause 18 (General Administration) shall be reimbursed by the Owners.

19. Inspection of Vessel
The Owners may at any time after giving reasonable notice to the Managers inspect the Vessel for any reason they consider necessary.

20. Compliance with Laws and Regulations
The parties will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Flag State, or of the places where the Vessel trades.

21. Duration of the Agreement

(a)     This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration of a period of twenty four (24) months from the date in which such notice is received, unless terminated earlier in accordance with Clause 22 (Termination).

~~This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party by giving notice to the other; in which event this Agreement shall terminated upon the expiration of the later of the number of months stated in Box 18 or a period of two (2) months from the date on which such notice is received, unless terminated earlier in accordance with Clause 22 (Termination).~~

(b)     Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place.

22. Termination
(a) Owners’ or Managers’ default

If either party fails to meet their obligations under this Agreement, the other party may give notice to the party in default requiring them to remedy it. In the event that the party in default fails to remedy it within a reasonable time to the reasonable satisfaction of the other party, that party shall be entitled to terminate this Agreement with immediate effect by giving notice to the party in default.

(b) Notwithstanding Sub-clause 22(a):

(i)

The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the Owners if any monies payable by the Owners and/or the owners of any associated vessel, details of which are listed in Annex “D”, shall not have been received in the Managers’ nominated account within ten days of receipt by the Owners of the Managers’ written request, or if the Vessel is repossessed by the Mortgagee(s).

(ii)

If the Owners proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled to terminate the Agreement with immediate effect by notice.

(iii)

If either party fails to meet their respective obligations under Sub-clause 5(b) (Crew Insurances) and Clause 10 (Insurance Policies), the other party may give notice to the party in default requiring them to remedy it within ten (10) days, failing which the other party may terminate this Agreement with immediate effect by giving notice to the party in default.

(c) Extraordinary Termination

This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or, if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned or has been declared missing or, if bareboat chartered, unless otherwise agreed, when the bareboat charter comes to an end.

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(d)	For the purpose of Sub-clause 22(c) hereof:

(i)	the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Vessel’s owners cease to be the registered owners of the Vessel;

(ii)

the Vessel shall be deemed to be lost either when it has become an actual total loss or agreement has been reached with the Vessel’s underwriters in respect of its constructive total loss or if such agreement with the Vessel’s underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred; and

(iii)

the date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel was last reported or when the Vessel is recorded as missing by the Vessel’s underwriters, whichever occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub-clause 22(d)(ii).

~~(e)     in the event the parties fail to agree the annual budget in accordance with Sub-clause 13(b), or to agree a change of flag in accordance with Sub-clause 9(d)(ii), or to agree to a reduction in the Management Fee in accordance with Sub-clause 12(d), either party may terminate this Agreement by giving the other party not less than one month’s notice the result of which will be the expiry of the Agreement at the end of the current budget period or on expiry of the notice period, whichever is the later.~~

(f)     ~~This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or administrator is appointed or if it suspends payment ceases to carry on business or makes any special arrangement or composition with its creditors.~~ Either party shall have the right to terminate this Agreement forthwith if the other party: has ceased to trade; suspend payment(s); has an order made or resolution passed for its winding up, dissolution, liquidation or bankruptcy (otherwise than for the purpose of solvent reconstruction or amalgamation); has a receiver, administrative receiver, administrator or other similar official appointed over all or substantially all of its assets or undertakings; has a secured party take possession of all or substantially all its assets; has become insolvent or one into liquidation (unless such liquidation is for the purpose of a solvent reconstruction or amalgamation); makes a general assignement, arrangement or composition with or for the benefit of its creditors; is unable to pay its debts as they become due; causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in the foregoing text; or, takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

(g)     In the event of the termination of this Agreement for any reason other than default by the Managers the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as from the effective date of termination. If Box 19 is left blank then ninety (90) days shall apply.

(h) In addition, where the Managers provide Crew for the Vessel in accordance with Clause 5(a) (Crew Management):

(i)	the Owners shall continue to pay Crew Support Costs during the said further period of the number of months stated in Box 19; and

(ii)

the Owners shall pay an equitable proportion of any Severance Costs which may be incurred, not exceeding the amount stated in Box 20. The Managers shall use their reasonable endeavours to minimise such Severance Costs.

(i)     On the termination, for whatever reason, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all accounts and all documents specifically relating to the Vessel and Its operation.

(j) The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

23. BIMCO Dispute Resolution Clause
(a) This Agreement shall be governed by and construed in accordance with English law and any dispute

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arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

~~(b) This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

~~(c)     This Agreement shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.~~

(d) Notwithstanding Sub-clause 23(a), ~~23(b) or 23(c)~~ above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Agreement.

(i) In the case of a dispute in respect of which arbitration has been commenced under Sub-clauses 23(a), ~~23(b) or 23(c)~~ above, the following shall apply:

(ii)

Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to mediation.

(iii)

The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, falling which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement as may be set by the mediator.

(iv)

If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

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(v) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.

(vi)

Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

(vii) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator’s costs and expenses.

(viii)

The mediation process shall be without prejudice and confidential and no information or documents disclosed during It shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)

(e) If Box 21 in Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply.
Note: Sub- clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21 Sub-clause 23(d) shall apply in all cases.

24. Notices

(a) All notices given by either party or their agents to the other party or their agents in accordance with the provisions of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to the contrary, be sent to the address for that other party as set out in Boxes 22 and 23 or as appropriate or to such other address as the other party may designate in writing.

A notice may be sent by registered or recorded mail, facsimile, electronically or delivered by hand in accordance with this Sub-clause 24(a).

(b) Any notice given under this Agreement shall take effect on receipt by the other party and shall be deemed to have been received:

(I)	if posted, on the seventh (7th) day after posting;

(II)	if sent by facsimile or electronically, on the day of transmission; and

(III)	if delivered by hand, on the day of delivery.

And in each case proof of posting, handing in or transmission shall be proof that notice has been given, unless proven to the contrary.

25. Entire Agreement See Additional Clause 48.

~~This Agreement constitutes the entire agreement between the parties and no promise, undertaking, representation, warranty or statement by either party prior to the date stated in Box 2 shall affect this Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on behalf of the parties.~~

26. Third Party Rights
Except to the extent provided in Sub-clause 17(c) (Indemnity) ~~and~~ 17(d) (Himalaya) and additional clause 43. no third parties may enforce any term of this Agreement.

27. Partial Validity

If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability. or, if such amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and effect and shall not in any way be affected or impaired thereby.

28. Interpretation

In this Agreement:

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(a)     Singular/Plural
The singular Includes the plural and vice versa as the context admits or requires.

(b)     Headings
The index and headings to the clauses and appendices to this Agreement are for convenience only and shall not affect its construction or interpretation.

(c)     Day
“Day” means a calendar day unless expressly stated to the contrary.

Additional Clauses
    Additional clauses incorporated as per the attached Rider Clauses.

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FOR SHIPMAN 2009 STANDARD SHIP MANAGEMENT

AGREEMENT

29.	OPA

29.1	The Managers will:-

(i) arrange for the preparation, filing and updating of a contingency Vessel Response Plan in accordance with the requirements of OPA and instruct the Crew in all aspects of the operation of such plan;

(ii)

identify and ensure the availability by contract or otherwise of a Qualified Individual, a Spill Management Team, an Oil Spill Removal Organisation, resources having salvage, fire fighting, lightering and, if applicable, dispersant capabilities, and public relations/media personnel to assist the Owners to deal with the media in the event of discharges of oil.

29.2

The Managers are expressly authorised as agents for the Owners to enter into such arrangements by contract or otherwise as are required to ensure the availability of the services outlined in Clause 29.1. The Managers are further expressly authorised as agents for the Owners to enter into such other arrangements as may from time to time be necessary to satisfy the requirements of OPA or other US Federal or State laws.

29.3	The Owners will pay the fees due to third parties providing the services described above. The third party fees will be included in the Vessel’s running costs.

29.4	On termination of this Agreement, the Vessel Response Plan and all documentation will be returned to the Managers at the expense of the Owners.

30.	IT Services

30.1	The Managers will, subject to the remaining provisions of this Clause 30, provide the Vessel with the Management System Software.

30.2	The main features of the Management System Software at the date of this Agreement are:

(i)	comprehensive management software providing single point of entry to the Vessel incorporating crew management, defect and deficiency reporting and performance monitoring;

(ii)	a ship to shore and shore to ship e-mail package providing cost efficient communications available to both Managers and their charterers; and

	(iii)	a computerised maintenance system including inventory control and automated purchase order handling.

30.3	The costs for the Management System Software are included in the Vessel’s operating costs, as follows:

	(i)	the annual maintenance fee;

	(ii)	maintenance and upgrades;

	(iii)	24 hour support;

	(iv)	provision of anti-virus software and regular upgrades;

	(v)	operational manuals and regular updates;

	(vi)	annual audit on board the Vessel providing a system health check;

	(vii)	user manuals and training of the Crew in the use of the Management System Software; and

	(viii)	e-mail on board the Vessel.

30.4	Such costs do not include the costs of appropriate hardware, licence fee and installation/set-up on board the Vessel, which will be included in the taking over cost.

30.5

Installation and set-up of the Information System Software will be undertaken on a date agreed between the Managers and the Owners having regard to the Vessel’s schedule and the availability of the Managers’ personnel.

30.6	The Management System Software is protected by applicable copyright and patent laws.

30.7	The Managers do not warrant that the use or operation of the Information System Software will be uninterrupted or error free.

31.	Management Fee

31.1

Without prejudice to the generality of clause 12 (Management Fee), it is agreed that the remuneration provided for by that clause shall be deemed to cover the Manager’s administrative and general expenses and any other expenses which are not directly and exclusively applicable to the operation or conduct of the business of the Vessel and shall include:

Salaries of corporate officers, executives, department heads, administrative, clerical and office employees, port engineers, port captain, port stewards, paymaster and other employees of the shore side establishment, payroll taxes, group insurance and pension annuity payments applicable to personnel in the above named categories, office and administrative expenses, including insurance, rent, heat, light, power, office stationary, office services, depreciation and repair of office equipment, janitor services and expenses, accounting expenses, the Managers’ outside auditing fees, dues and membership in trade associations, office subscriptions, contributions and donations and franchise taxes, as well as legal fees in connection with the Managers’ corporate and management functions, excluding all and any legal fees or other expenses incurred by the Managers in connection with any claims arising out of any matter related with the Vessel.

31.2

In addition to the remuneration payable to the Managers under the provision of clause 12 and this clause, the Owners shall reimburse the Managers for, inter alia, the amount of such necessary travelling expenses (outside Monaco), seafarers interviewing costs, costs of telephone calls, communication, vessel’s postage, freight and forwarding, warehousing, agency services and fees which are not included in budget and will be treated as contingency costs. For estimation purpose only and without guarantee, contingencies could amount to a 5% of annual total budget.

32.	Dry docking

Dry docking to be carried out with prior approval of costs by the Owners. The drydocking specification shall be prepared by the Managers and approved by the Owners.

33.	Benefit of Existing and Future Contracts

Where possible, the Owners shall (for the duration of this Agreement) have the advantage of any existing or future contracts of the Managers for the purchase or renewal of materials, facilities, services or equipment, by way of the benefit of discounts (if any).

34.	Passing of Title

34.1

To the extent already paid for by the Managers using funds specifically provided by the Owners for such a purpose, title to any goods, materials or supplies purchased by the Managers for use in the performance of this Agreement shall belong to the Owners.

34.2

Upon termination of this Agreement all such goods, materials or supplies in the hands of the Managers shall be delivered to the Vessel or if requested by the Owners the Managers shall sell or dispose of such goods, materials or supplies at such price, terms and conditions as may be approved by the Owners and remit the proceeds thereof less any expenses incurred in selling or disposing of such goods to an account of the Owners, to be advised separately in writing to the Managers.

35.	Termination on Bareboat Charter of Vessel

The Managers shall be entitled to terminate this Agreement by notice in writing in the event that the Vessel is bareboat chartered by the Owners. The date upon which the Vessel is to be treated as having been bareboat chartered, shall be the date on which the Owners deliver the Vessel to bareboat charterer, notwithstanding the fact that the Managers may learn of the bareboat charter at a later date.

36.	Slop and any other disposal ashore

Disposal of slop, sludge, bilge, garbage produced for whatever reason (including but not limited to tank inspection, repairs, drydock preparation, tank cleaning) and any other disposal ashore compulsory as per local regulation is considered out of budget and the Owners shall provide the Managers with such additional funds as may be required.

37.	ISPS Code

37.1

The Manager shall comply with the requirements of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) relating to the Vessel and “the Company” (as defined by the ISPS Code). If trading to or from the United States or passing through United States waters, in addition to ensure that the Vessel has been issued with a COFR, the Manager shall also comply with the requirements of the US Maritime Transportation Security Act 2002 (the “MTSA”) relating to the Vessel and the “Owner” (as defined by the MTSA).

37.2

Where sub-chartering, the Owner shall ensure that the contact details of all sub-charterers are provided to the Managers and the Master. Furthermore, the Owners shall ensure that all charter parties entered into during the period of this Agreement contain the following provision:

“The Charterers shall provide the Owners with their full style contact details and, where sub-chartering is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners”.

37.3

Notwithstanding anything else contained in this Agreement all costs or expenses whatsoever arising out of or related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code and/or the MTSA including, but not limited to, security guards, launch services, vessel escorts, security fees, waiting costs and associated expenses, taxes and inspections, shall be out of budget. All measures required by the Manager to comply with the Ship Security Plan shall be for the Manager’s account excluding costs associated with calls at non ISPS compliant port, facilities, installations, vessels or port, facilities, installations, vessels included in any relevant authority warning list (i.e. USCG Port Security Advisory) as applicable in which case Owners shall provide Managers with such additional funds as may be required.

38.	Additional Costs

The Owners’ representative’s meals and slop chest, charterers’ meal and slop chest, representation costs, gratuity (either official or not official) provided with the aim to safeguard Vessel’s operation and given in the sole discretion of Master will be separately debited to the Owners at cost. Any extraordinary trading cost (including but not limited to AMPD, COFR, ENOA/D, ICB, EWR coverage, Ransom and Kidnap coverage, security guard, special arrangement for transiting pirate infested areas etc.), will be debited to Owners at cost, out of budget, under contingency accounting code.

39.	Provision of Information

The Owners undertake to provide to the Managers directly or through the charterers all information and instruction necessary for the Master to efficiently perform his duties including but not limited to: charterers name and full style, cargo information including MSDS, cargo carriage instruction relevant to that particular cargo (loading, segregating, carrying, heating, discharging, purging, ventilating, tank cleaning, inerting, stripping, COW washing instruction), port and terminal information and requirements, navigation instruction, speed to be attained, notification requirement, agency full style, fuel MSDS, bunker delivery notes, information necessary for AMS reporting, chartering contracts the Owners will enter into, voyage instructions including service speeds to attain.

40.	HSQEEn blanket approval clause

The Owner undertakes to provide full support for the implementation and approval of the Managers’ health, safety, quality, environmental and energy management policy including extra costs which could be from time to time communicated to Owners.

41.	Cabotage, storage and STS

Cabotage, storage and frequent STS are not considered normal operations and a special evaluation of risk and extra costs will be provided on a case by case basis by the Managers. The Owners shall make available to the Managers such additional funds as may be required in order for such additional duties to be carried out.

42.	Payments

All payments to the Managers shall be made in (i) full without any-withholdings and (ii) US Dollars, to the account of the Managers from time to time advised to the Owners by the Managers.

43.	Third Party Rights

43.1

Any person (other than parties to this Agreement) who is given any rights or benefits under Clauses 17(c) or 17(d) (a “Third Party”) shall be entitled to enforce those rights or benefits against the parties in accordance with the Contracts (Rights of Third Parties) Act 1999.

43.2	Save as provided in Clause 43.1 above the operation of the Contracts (Rights of Third Parties) Act 1999 is hereby excluded.

43.3

The parties may amend vary or terminate this Agreement in such a way as may affect any rights or benefits of any Third Party which are directly enforceable against the parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of any such Third Party.

43.4

Any Third Party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this Agreement may not veto any amendment, variation or termination of this Agreement which is proposed by the parties and which may affect the rights or benefits of any such Third Party.

44.	Bunker Quality

44.1

The Owners or its agent shall provide that bunkers supplied comply with ISO 8217:2010 RMG 380, where available, or alternatively ISO 8217:2005(E) for heavy fuel and DMA for distillate, and comply with Marpol Annex VI reg 14 and 18 as amended. Where these standards are not available, the Owners or its agent shall submit to the Managers the specifications of the available fuels in order for the Managers to recommend an alternative course of action.

44.2

At the time of delivery of the Vessel the Owners or its agent shall place at the disposal of the Managers, the bunker delivery note(s) and any samples relating to the fuels existing on board. During the currency of the contract, the Owner or its agent shall ensure that bunker delivery notes are presented to the Vessel on the delivery of fuel(s) and that during bunkering representative samples of the fuel(s) supplied shall be taken at the Vessel’s bunkering manifold and sealed in the presence of competent representatives of the fuel supplier and the Vessel as foreseen by Marpol.

44.3

Without prejudice to anything else contained in this contract, the Owners or its agent shall provide that fuel supplied is of such specifications and grades to permit the Vessel, at all times, to comply with any requirements (i.e. the maximum sulphur content) of any emission control zone when the Vessel is ordered to trade within that zone.

44.4

The Owners or its agent also warrant that any bunker suppliers, bunker craft operators and bunker surveyors used by the Owners or its agent to supply such fuels shall comply with Regulations 14 and 18 of MARPOL Annex VI as applicable, including the Guidelines in respect of sampling and the provision of bunker delivery notes.

44.5

Owners or its agent to provide that the quantity of the bunker kept on board is sufficient for the intended voyage plus a 20% margin. If the next voyage is less than 10 days, the minimum extra margin of bunker fuel is at least for 2 days of navigation. For vessel with a single boiler system, minimum 30 tons of distillate to be always kept on board. Commingling of bunker is not recommended. Managers not to be held responsible for any consequence of commingling.

44.6	In the event of a dispute with bunkers suppliers regarding the bunker’s quality, the Managers will advise the Owners for their consideration/decision.

45.	War, war risk areas trading.

45.1

Managers will, upon the request of either the Owner or his agents, provide an assessment on the occasion the Vessel may be ordered to trade in any war, warlike area as defined by JWC, and any cost directly or indirectly incurred as a consequence of such an order will be out of budget and debited to the Owners as ‘contingency cost’.

45.2

For the purpose of this clause, the words war risk shall include any actual, threatened or reported war; act of war; civil war; hostilities; revolution; rebellion; civil commotion; warlike operations; laying of mines; acts of piracy; acts of terrorists; acts of hostility or malicious damage; blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever); by any person, body, terrorist or political group, or the Government of any state whatsoever, which, in the reasonable judgment of the Managers, may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

46.	Ice trading.

Managers will, upon the request of either the Owner or his agents, provide an assessment on the occasion the Vessel may be ordered to trade in any ice bound area as defined by IWL or by prevailing local condition, and any cost directly or indirectly incurred as a consequence of such order will be out of budget and debited to Owners as ‘contingency cost’.

47.	Sub-let.

Any extra cost and expenses necessary for Owner to perform any sub letting charterer contract are excluded from budget. Take over cost are excluded from budget and vessel is supposed to be fully stocked at delivery

48.	Entire Agreement

48.1

This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement; and (in relation to such subject matter) supersedes all prior discussions, understandings and agreements between the parties and all prior representations and expressions of opinion by the parties.

48.2

Each of the parties acknowledges that it is not relying on any statements, warranties, representations or understandings (whether negligently or innocently made) given or made by or on behalf of the other in relation to the subject matter hereof and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement. The only remedy available shall be for breach of contract under the terms of this Agreement. Nothing in this Clause shall, however, operate to limit or exclude any liability or fraud.

49.	Managers compliance with governing laws

The Managers, in the performance of their duties and responsibilities on behalf of the Owners hereunder, undertake that they shall take no action that will violate anti-bribery laws applicable to the Owners.

The Owners shall not be liable to the Managers for any fines or similar penalties incurred by the Managers as a result of any breach by the Managers of anti-bribery laws applicable to the Owners.

The Managers shall immediately notify the Owners of any violation of any governing law claimed to have been committed by the Managers.

Any expenses submitted by the Managers for payment under this Agreement shall have been legally incurred in connection with the management services performed under this Agreement. No money or other items of value, whether or not reimbursable under this Agreement, will be paid, promised, offered or authorised by the Managers to any person employed by or acting on behalf of any government or government agency for the purpose of or having the effect of: (i) bribery, kickback or other corrupt practices; (ii) influencing any act or decision of such person or agency; (iii) inducing any such person or agency to do any act in violation of their lawful duty.

The Owners shall have the right to audit the Managers’ books and records at any reasonable time to determine Managers’ compliance with the Managers’ commitments under this clause 49. Notwithstanding anything to the contrary in this Agreement regarding the parties termination rights, the Owners may unilaterally terminate this Agreement if the Managers admit violating or there has been a proven violation of any commitment by the Managers under this clause 49.